UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): March 1, 2013
NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On March 1, 2013, Noranda Aluminum Holding Corporation (the “Company”) announced the pricing (the “Pricing”) of its offering in a private placement of $175 million aggregate principal amount of 11.0% senior unsecured notes due 2019.
The Company also announced today its intention to seek increased commitments beyond the amount previously announced for a total of approximately $110 million in the aggregate of secured term loans to be structured as an incremental facility under the existing term loan credit agreement of AcquisitionCo (the “New Loans”).
The press release announcing the Pricing was issued in accordance with Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), and is attached hereto as Exhibit 99.1.  The Company is disclosing under this Item 8.01 the information included in Exhibit 99.1. The press release announcing the intention to seek increased commitments for the New Loans is attached hereto as Exhibit 99.2

Item 9.01	Financial Statements and Exhibits
Exhibit Number	Description
99.1	Press release, dated March 1, 2013
99.2	Press release, dated March 1, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORTION
Date: March 1, 2013	By:	/s/ Robert B. Mahoney
Robert B. Mahoney
Chief Financial Office

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated March 1, 2013
99.2	Press release, dated March 1, 2013